AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON May 16, 2003

                                        REGISTRATION FILE NO. __________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        RYAN'S FAMILY STEAK HOUSES, INC.
             (Exact name of registrant as specified in its charter)

         South Carolina                                    57-0657895
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                          405 LANCASTER AVENUE (29650)
                           POST OFFICE BOX 100 (29652)
                              GREER, SOUTH CAROLINA
                           (864) 879-1000 (TELEPHONE)
                        (Address, including Zip code, and
                           telephone number, including
                           area code, of registrant's
                          principal executive offices)

             RYAN'S FAMILY STEAK HOUSES, INC. 2002 STOCK OPTION PLAN
             -------------------------------------------------------
                              (Full title of plans)

                              CT CORPORATION SYSTEM
                                75 BEATTIE PLACE
                          TWO INSIGNIA FINANCIAL PLAZA
                        GREENVILLE, SOUTH CAROLINA 29601
              (864) 240-3200 (Name, address, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                              ERIC B. AMSTUTZ, ESQ.
                     WYCHE, BURGESS, FREEMAN & PARHAM, P.A.
                               POST OFFICE BOX 728
                      GREENVILLE, SOUTH CAROLINA 29602-0728
              (864) 242-8200 (TELEPHONE) (864) 235-8900 (FACSIMILE)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
Title of Each     Proposed         Proposed
Class of          Maximum          Maximum          Aggregate     Amount of
Securities to     Amount to        Offering Price   Offering      Registration
be Registered     be Registered    Per Security     Price (1)     Fee
--------------------------------------------------------------------------------
Common Stock.... 3,600,000 shares  $ 12.75    (1)  $44,733,932    $3,618.98

--------------------------------------------------------------------------------
(1) Pursuant to Rule 457(h), the exercise price of $ $10.46 is used for the purpose of calculating the registration fee as to 509,200 issued shares and the average of the high and low prices as reported by the Nasdaq National Market System of $12.75 on May 15, 2003 is used for purposes of calculating the registration fee as to 3,090,800 unissued shares.


                    The Exhibit Index appears on Page  4   hereof.

PART I:  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.
        ----------------

         Not included in this Registration Statement but provided or to be provided to the participants in the following plan (the "Plan") of Ryan's Family Steak Houses, Inc. (the "Company") pursuant to Rule 428(b) of the Securities Act of 1933, as amended (the "Securities Act").

                  Ryan's Family Steak Houses, Inc. 2002 Stock Option Plan

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.
         -----------------------------------------------------------

         Not included in this Registration Statement but provided or to be provided to the Plan's participants pursuant to Rule 428(b) of the Securities Act.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

         The following documents or portions thereof are hereby incorporated by reference:

          The Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2003, Commission File No. 0-10943.

         All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the Company's 2001 fiscal year.

         The description of the Company's common stock contained in the Company's Form 8-A filed with the Securities and Exchange Commission on February 9, 1995, Commission File No. 0-10943.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof, from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

         Sections 33-8-500 through 33-8-580 of the 1976 Code of Laws of South Carolina, as amended, (the "Code") relating to permissible, mandatory and court-ordered indemnification of directors and officers of South Carolina corporations in certain circumstances, is set forth in Exhibit 99.2 of this Registration Statement and is incorporated herein by reference.

         Article V of the Company's Bylaws provides as follows:

                  "Section 5.1 Indemnification of Directors. The Corporation shall indemnify any individual made a party to a proceeding because he is or was a director of the Corporation against liability incurred in the proceeding to the fullest extent permitted by law.

                  Section 5.2 Advance Expenses for Directors. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding to the fullest extent permitted by law.

                  Section 5.3 Indemnification of Officers, Agents, and Employees Who Are Not Directors. The board of directors may indemnify and advance expenses to any officer, employee, or agent of the corporation, who is not a director of the corporation, to any extent, consistent with public policy, as determined by the general or specific action of the board of directors."

         The Articles of Amendment to the Articles of Incorporation of the registrant filed with the South Carolina Secretary of State's office on May 31, 1989 provide as follows:

                  "A director of the corporation shall not be personally liable to the corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not be deemed to eliminate or limit the liability of a director
          (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involved gross negligence, intentional misconduct, or a knowing violation of law; (iii) imposed under Section 33-8-330 of the South Carolina Business Corporation Act of 1988 (improper distribution to shareholder); or (iv) for any transaction from which the director derived an improper personal benefit."

         The Plan provides for indemnification of the members of the committee of the Company's board of directors that administers the Plan as follows:

                  "In addition to such other rights of indemnification as they may have as members of the Board, the members of the Committee shall, to the fullest extent permitted by law, be indemnified by the Company against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit, investigation or other proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member (or Committee member, as applicable) is liable for gross negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding the Board members (or Committee member, as applicable) shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same."

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

         Not applicable.

ITEM 8.  EXHIBITS.
         --------

4.1 Articles of Incorporation of the Company, as amended through April 24, 1986: Incorporated by reference to Exhibit 4(a) of the Company's Form S-3, Commission File No. 33-7245

4.2 Articles of Amendment to the Articles of Incorporation, dated April 22, 1987: Incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the period ended January 1, 1992, Commission File No. 0-10943

4.3 Articles of Amendment to the Articles of Incorporation, dated May 25, 1989: Incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8, Commission File No. 33-53834

4.4 Bylaws of the Company: Incorporated by reference to Exhibit 3.3 of the Company's Annual Report on Form 10-K for the period ended December 29, 1999, Commission File No. 0-10943.

4.5       Amendment   to  Bylaws  of  the  Company   dated   October  25,  1990:
          Incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year 1991, Commission File No. 0-10943.

4.6       Amendment  to  Bylaws  of  the  Company   dated   January,   28  1999:
          Incorporated by reference to Exhibit 3.2.2 to the Company's Annual Report on Form 10-K for the period ended December 29, 1999, Commission File No. 0-10943.

4.7 Specimen certificate for common stock of the Company: Incorporated by reference to Exhibit 4.1 of the Company's Annual Report on Form 10-K for the year 1991, Commission File No. 0-10943.

5.1 Opinion of Wyche, Burgess, Freeman & Parham, P.A. regarding legality of shares of Ryan's Family Steak Houses, Inc.

23.1      Consent of KPMG LLP.

23.2      Consent  of  Wyche,  Burgess,  Freeman & Parham,  P.A.:  contained  in
          Exhibit 5.1.

24.1      Power  of  Attorney:   Contained  on  the   signature   page  of  this
          Registration Statement.

99.1 Ryan's Family Steak Houses, Inc. 2002 Stock Option Plan, effective as of August 1, 2002.

99.2 Sections 33-8-500 through 33-8-580 of the 1976 Code of Laws of South Carolina, as amended.

ITEM 9.  UNDERTAKINGS.
         ------------

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i) To include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, Ryan's Family Steak Houses, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greer, State of South Carolina, on May 16, 2003.

                                      RYAN'S FAMILY STEAK HOUSES, INC.


                                      By: /s/ Charles D. Way
                                         ---------------------------------------
                                         Charles D. Way
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles D. Way and G. Edwin McCranie, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all annexes thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated:

SIGNATURE                 TITLE                                   DATE

/s/ Charles D. Way        Chairman of the Board                   May 16, 2003
-----------------------   President and Chief Executive Officer
Charles D. Way            (Principal Executive Officer)

/s/ G. Edwin McCranie     Executive Vice President                May 16, 2003
-----------------------   and Director
G. Edwin McCranie

/s/ Fred T. Grant, Jr.    Sr. Vice President - Finance,           May 16, 2003
-----------------------   Trasurer and Asst. Secretary
Fred T. Grant, Jr.        (Principal Accounting and Financial Officer)

/s/ James D. Cockman      Director                                May 16, 2003
-----------------------
James D. Cockman

/s/ Barry L. Edwards      Director                                May 16, 2003
-----------------------
Barry L. Edwards

SIGNATURE                 TITLE                                       DATE


/s/ Brian S. MacKenzie    Director                                May 2, 2003
-----------------------
Brian S. MacKenzie


/s/ Harold Roberts, Jr.   Director                                May 16, 2003
-----------------------
Harold K. Roberts, Jr.


/s/ J. M. Shoemaker, Jr.  Director                               May 5, 2003
-----------------------
James M. Shoemaker, Jr.








                        INDEX TO EXHBITS CONTAINED HEREIN


Exhibit


5.1 Opinion of Wyche, Burgess, Freeman & Parham, P.A. regarding legality of shares of Ryan's Family Steak Houses, Inc.

23.1 Consent of KPMG LLP.

23.2 Consent of Wyche,  Burgess,  Freeman & Parham,  P.A.:  Contained in Exhibit
     5.1.

24.1 Power of Attorney: Contained on the signature page of this Registration Statement.

99.1 Ryan's Family Steak Houses, Inc. 2002 Stock Option Plan, effective as of August 1, 2002.

99.2 Sections 33-8-500 through 33-8-580 of the Code of Laws of South Carolina, as amended.